BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/20/2022

Work Order Item Number:	W2022042002598-2068214
Filing Number:	20222264139
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	4/19/2022 3:31:00 PM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0927562006-6 **Entity Name:** Clubhouse Media Group, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 WEST LIBERTY STREET SUITE 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0927562006-6
Barbara K. Cegavske	Filing Number 20222264139
Secretary of State State Of Nevada	Filed On 4/19/2022 3:31:00 PM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Clubhouse Media Group, Inc. Entity or Nevada Business Identification Number (NVID): NV20061802971
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 76.49%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ______ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) The authorized shares have been increased; other amendments completed. (attach additional page(s) if necessary)
6. Signature: (Required)	X *Amir Ben-Yohanan* — Signature of Officer or Authorized Signer — Chief Executive Officer — Title X [signature] — Signature of Officer or Authorized Signer — Chief Financial Officer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

As in the attached.

This form must be accompanied by appropriate fees.

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
Clubhouse Media Group, Inc.

Clubhouse Media Group, Inc., a Nevada corporation (the "Corporation"), hereby amends its Articles of Incorporation, as amended (the "Articles") in these Articles of Amendment (the "Articles of Amendment") as follows:

A. Amendment. Upon the Effective Time (as defined below) of these Articles of Amendment, "Section 3, Shares" and Section B of the Optional Provisions to Articles of Incorporation are hereby amended and restated to provide as follows:

> The Corporation shall be authorized to issue 2,050,000,000 shares of capital stock. The authorized capital stock of the Corporation shall be divided into 2,000,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 50,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). Subject to the laws of the state of Nevada, the directors of the Corporation have the authority to issue the Preferred Stock in one or more series and to designate the rights, preferences, and limitations of each series.
>
> Except as otherwise required by the Nevada Revised Statutes (the "NRS"), these Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all mattes submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.
>
> For the avoidance of doubt, the intent of the provisions herein is, and the operation of provisions herein shall be, that, without limitation, (i) in the event that the vote of shareholders of the Corporation is otherwise required by the NRS, the number of authorized shares of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 78.2055 or Section 78.207 of the NRS, with no vote of any holders of a particular class of stock, voting as a separate class, being required; and (ii) in the event that the vote of shareholders of the Corporation is otherwise required by the NRS, unless otherwise set forth in a certificate of designations

for the applicable class of Preferred Stock, the number of authorized shares of any class of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 78.2055 or Section 78.207 of the NRS, with no vote of any holders of a particular class of stock, voting as a separate class, being required. None of the provisions herein shall otherwise affect or limit the power of the Board to change the number of shares of a class or series of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each shareholder without a vote of the shareholders, as set forth in Section 78.207 of the NRS.

Except as specifically required by the NRS or as set forth in any designation for a class of Preferred Stock, the holders of each class of stock of the Corporation are specifically denied the right to vote as a separate class on any proposed amendment to these Articles of Incorporation that would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares.

B. Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation's Board of Directors on April 18, 2022 and duly approved by the Corporation's shareholders on April 18, 2022 as required by law and the Corporation's Articles. The number of votes cast for the Articles of Amendment by the shareholders was sufficient for approval.

C. Effective Time. The foregoing amendments will become effective upon filing with the Secretary of State of the State of Nevada (the "Effective Time").

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of April 18, 2022.

Clubhouse Media Group, Inc.

By: *Amir Ben-Yohanan*
Name: Amir Ben-Yohanan
Title: Chief Executive Officer